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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 19, 2001
                                                         -----------------

                                 IDT Corporation
             (Exact name of registrant as specified in its charter)

         Delaware                       0-27898                  22-3415036
         --------                       -------             ------------------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
        of incorporation)                                    Identification No.)

 520 Broad Street, 7th Floor, Newark, New Jersey                  07102
------------------------------------------------                  -----
         (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (973) 438-1000
                                                           --------------


                                       n/a
                             ----------------------
         (Former name or former address, if changed since last report.)


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Item 2.           Acquisition or Disposition of Assets

On December 19, 2001, IDT Corporation, through a subsidiary, acquired substantially all the operating assets of Winstar Communications, Inc. ("Winstar") and certain of its subsidiaries which are debtors and debtors in possession in bankruptcy proceedings pending before the United Stated Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). Winstar operates as a Competitive Local Exchange Carrier (CLEC ) in many jurisdictions using fixed wireless technology. Winstar's core business is providing telephone and data services to enterprise customers. The assets acquired include (i) inventory,
(ii) equipment, (iii) tangible personal property, (iv) accounts receivable, (v) assumed agreements, (vi) governmental permits, certificates and licenses (some of which will not be transferred until certain governmental consents are obtained), (vii) confidentiality, noncompete or nondisclosure agreements, (viii) books and records (ix) rights against third parties, (x) intellectual property,
(xi) insurance policies, (xii) historical customer account information and
(xiii) investment interests in third parties.

The acquisition was made pursuant to an Asset Purchase Agreement (the "Agreement"), dated December 18, 2001, between IDT Winstar Acquisition, Inc., Winstar and the subsidiaries of Winstar listed on Appendix 1 thereto, and in accordance with a sale order entered by the United States Bankruptcy Court for the District of Delaware on December 19, 2001. The purchase price was $42.5 million, $30 million of which was paid in cash (from IDT's cash reserves) and $12.5 million of which was paid in newly issued shares of IDT Class B Common Stock, plus 5% of the common equity interests in the acquiring entity (the remaining 95% of the common equity interests as well as all of the preferred equity interests in the acquiring entity are owned by IDT). IDT intends to use the assets acquired to service Winstar's existing customers and to grow the business and workforce over time.

The foregoing description of the acquisition is qualified in its entirety by reference to the Agreement, a copy of which is filed with this report as Exhibit
2.1 and by this reference is made a part of this description.

Item 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits

                  (a) Financial Statements of Businesses Acquired.

                  Not filed with this report. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information by amendment to this report as soon as it is available and in any event by February 18, 2001.

                  (b) Pro Forma Financial Information.

                  Not filed with this report. Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby undertakes to file such information by amendment to this report as soon as it is available and in any event by February 18, 2001.

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                  (c)  Exhibits.

                  2.1 Asset Purchase Agreement, dated December 18, 2001, between IDT Winstar Acquisition, Inc., Winstar Communications, Inc. ("Winstar") and the subsidiaries of Winstar listed on Appendix 1 thereto.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                IDT CORPORATION


Dated: January 3, 2001          By: /s/ Joyce J. Mason
                                    ------------------------------
                                    Joyce J. Mason
                                    Senior Vice President, General Counsel
                                    and Secretary


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                                  EXHIBIT INDEX

Exhibit Number    Description
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2.1               Asset Purchase Agreement, dated December 18, 2001, between IDT
                  Winstar Acquisition, Inc., Winstar Communications, Inc.
                  ("Winstar") and the subsidiaries of Winstar listed on Appendix 1 thereto.


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